UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 18, 2026
Spruce Power Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

820 Gessner Road, Suite 500, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(866) 777-8235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed on September 16, 2026 (the “Original Form 8-K”), by Spruce Power Holding Corporation (the "Company"), on September 10, 2026, Clara Nagy McBane notified Spruce Power Holding Corporation (the “Company”) that she is resigning from the Board of Directors of the Company (the “Board”), contingent upon (1) agreement as to the treatment of her outstanding equity awards and (2) acceptable confirmation as to the Company’s obligation to continue to indemnify Ms. McBane for any actions or omissions occurring during her tenure on the Board and Ms. McBane’s continuing coverage under applicable Directors and Officers (D&O) insurance policies.

The Company is filing this amendment to the Original Form 8-K to disclose that the contingencies to Ms. McBane’s resignation were satisfied on September 18, 2026 (the “Effective Date”) and, as a result, Ms. McBane’s resignation took effect on the Effective Date. In addition, the appointment of Benjamin Rosenzweig to serve as a Class B director on the Board, filling the vacancy on the Board newly created through the resignation of Ms. McBane, was effective as of the Effective Date.

Ms. McBane had served on the Company’s Audit Committee and Compensation Committee. On September 18, 2026, the Board appointed Shawn Kravetz to the Audit Committee and Benjamin Rosenzweig to the Compensation Committee, in each case to fill the vacancies created by Ms. McBane’s resignation.

In connection with Ms. McBane’s resignation, the Board approved the acceleration of the vesting of 93,678 unvested restricted stock units (the “RSUs”) granted to Ms. McBane under the Company’s 2020 Equity Incentive Plan. provided, however, that notwithstanding such accelerated vesting, settlement of the RSUs and delivery of the underlying shares of the Company’s common stock will be delayed until the earliest to occur of: (1) the second business day following the Company’s public release of its financial results for the fiscal quarter ended September 30, 2026; (2) December 15, 2026; and (3) a Change in Control of the Company (as defined in the Plan).

In connection with Mr. Rosenzweig’s appointment, on September 18, 2026, the Board approved the grant to Mr. Rosenzweig of a number of restricted stock units having an aggregate fair market value equal to $225,000, determined by dividing (A) $225,000 by (B) the closing price of the Company’s common stock on the New York Stock Exchange on September 18, 2026 (rounded down to the nearest whole share), pursuant to the Plan.

This filing should be read in conjunction with the Original Form 8-K, and is qualified by reference thereto, except to the extent that the information herein amends or supersedes the information contained in the Original Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRUCE POWER HOLDING CORPORATION

Date: September 21, 2026	By:	/s/ Thomas James Cimino
	Name:	Thomas James Cimino
	Title:	Chief Financial Officer
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